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   IN WASHINGTON DC            SULLIVAN & WORCESTER LLP              IN NEW YORK CITY
  1666 K STREET, N.W.           ONE POST OFFICE SQUARE         1290 AVENUE OF THE AMERICAS
WASHINGTON, D.C. 20006        BOSTON, MASSACHUSETTS 02109        NEW YORK, NEW YORK 10104
    (202) 775-1200                 (617) 338-2800                      (212) 660-3000
 FAX NO. 202-293-2275            FAX NO. 617-338-2880               FAX NO. 212-660-3001
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                                December 12, 2003


RMR Real Estate Fund
400 Centre Street
Newton, Massachusetts 02458

Ladies and Gentlemen:

     We have acted as counsel to RMR Real Estate Fund (the "Fund") in connection with the Registration Statement of the Fund on Form N-2 (the "Registration Statement") under the Securities Act of 1933, as amended (File No. 333-100751), and the Investment Company Act of 1940, as amended (File No. 811-21241), with respect to the proposed issuance and sale by the Fund of its Common Shares of beneficial interest, $.001 par value per share ("Common Shares"). The Common Shares are to be sold pursuant to an Equity Underwriting Agreement substantially in the form filed as an exhibit to the Registration Statement (the "Underwriting Agreement") among the Fund, RMR Advisors Inc. and RBC Dain Rauscher Inc., as representative of the underwriters named therein.

     We have examined the Fund's Second Amended and Restated Agreement and Declaration of Trust (the "Declaration of Trust"), and the Fund's Amended and Restated Bylaws, and are familiar with the actions taken by the Fund in connection with its organization and the issuance and sale of the Common Shares. We have also examined such other documents and records and such matters of law as we have deemed necessary for the purposes of this opinion. This opinion is limited to the laws of The Commonwealth of Massachusetts and applicable Federal law.

     Based upon the foregoing, we are of the opinion that:

1. The Fund has been duly organized and is a validly existing under the laws of The Commonwealth of Massachusetts as a trust with transferable shares of the type commonly called a Massachusetts business trust.

2. The Common Shares have been duly authorized and, when issued and paid for in accordance with the Underwriting Agreement, will be validly issued, fully paid and, except as described in the following paragraph, nonassessable by the Fund.

     Under Massachusetts law, shareholders could, under certain circumstances, be held personally liable for the obligations of the Fund. However, the Declaration of Trust disclaims shareholder liability for acts and obligations of the Fund and requires that a notice of such disclaimer be given in each agreement, obligation or instrument that the Fund or its trustees enter into or execute. The Declaration of Trust provides for indemnification by the Fund out of Fund property for all loss and expense of any shareholder of the Fund held personally liable solely by reason of his being or having been a shareholder. Thus, the risk of a shareholder's incurring financial loss on account of being a shareholder is limited to circumstances in which a court
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RMR Real Estate Fund
December 12, 2003
Page 2


refuses to recognize Massachusetts law concerning limited liability of shareholders under a Massachusetts business trust, the Trust is unable to meet its obligations and the complaining party is held not to be bound by the disclaimer in the Declaration of Trust.

     We understand that this opinion is to be used in connection with the registration of the Common Shares for offering and sale pursuant to the Securities Act of 1933, as amended. We consent to the filing of this opinion with and as part of the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus, which forms a part of the Registration Statement.

                                                Very truly yours,

                                                /s/ Sullivan & Worcester LLP

                                                SULLIVAN & WORCESTER LLP